First Quarter 2023 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Earnings Release 08 Quarterly Highlights 09 Consolidated Statement of Operations and Comprehensive Income (Loss) 10 Funds from Operations and Adjusted Funds from Operations 11 EBITDAre and Adjusted EBITDAre 12 NOI and Cash NOI 13 Consolidated Balance Sheets 14 Debt, Capitalization and Financial Ratios 15 Investment Activity 17 Portfolio Information 20 Lease Expiration Schedule 21 Non-GAAP Measures and Definitions 24 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Daniel Donlan, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney-Gibbs, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Matthew Troxell
Michael Christodolou
Heidi Everett
Mark Manheimer
Lori Wittman
Robin Zeigler

Corporate Headquarters

2021 McKinney Avenue
Suite 1150
Dallas, Texas, 75201
Phone: (972) 597 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

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Earnings Release 4 NETSTREIT REPORTS FIRST QUARTER 2023 FINANCIAL AND OPERATING RESULTS – Net Income of $0.03 and Adjusted Funds from Operations (“AFFO”)1 of $0.30 per diluted share2 – – Completed $112.7 Million of Net Investment Activity – – Maintains AFFO Guidance and Net Investment Target for 2023 – Dallas TX – April 26, 2023 – NETSTREIT Corp. (NYSE: NTST) or (the “Company”), today announced financial and operating results for the first quarter ended March 31, 2023. “We are pleased to announce a solid start to 2023 and extend a warm welcome to the newest member of our leadership team, Chief Financial Officer Daniel Donlan. Despite a volatile market backdrop, NETSTREIT was able to successfully navigate and creatively source opportunities through multiple channels to produce attractive risk adjusted returns for our shareholders. We continue to scale our business and execute on our growth initiatives. We have ample liquidity on our balance sheet and will look to judiciously deploy that capital to drive attractive per share earnings growth and long-term value accretion for our shareholders in 2023 and beyond," said Mark Manheimer, Chief Executive Officer of NETSTREIT. FIRST QUARTER 2023 HIGHLIGHTS2 • Net income per share of $0.03, compared to $0.04 in prior year period • Core Funds from Operations (“Core FFO”)1 per share of $0.28, compared to $0.28 in prior year period • AFFO per share of $0.30, compared to $0.29 in prior year period PORTFOLIO UPDATE As of March 31, 2023, the NETSTREIT portfolio consisted of 488 investments with 83 total tenants, contributing $108.9 million of annualized base rent3, with a weighted-average remaining lease term of 9.4 years4, of which 67.1% were occupied by investment grade rated tenants5 and 14.9% were occupied by tenants with investment grade profiles6. The portfolio remained 100.0% occupied as of March 31, 2023. INVESTMENT ACTIVITY During the quarter ended March 31, 2023, the Company invested $128.6 million at a blended cash yield7 of 7.7%. In the first quarter, the Company invested $67.7 million in the acquisition of 20 properties at a cash yield of 6.9%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 9.4 years. The Company entered into two mortgage loans receivable, totaling $46.1 million, at a weighted average cash yield of 9.3%. Both loans have three years of term, include yield maintenance provisions, and are secured by a first lien position on a portfolio of properties leased by Speedway, a subsidiary of 7-Eleven. The Company commenced rent on two development projects that had total costs of $14.8 million, and also provided $4.5 million of funding to support on-going development projects. The Company completed eight dispositions for $15.9 million in total gross proceeds during the quarter, which equated to a 6.8% cash yield.

Earnings Release 5 Investments made during the quarter were 78.4% investment grade and 16.6% investment grade profile, based on annualized base rent on investments. The quarter's transaction activity increased the total tenant count to 83 from 81 tenants and increased geographic diversity to 45 states from 44 at the end of 2022. BALANCE SHEET AND LIQUIDITY At quarter end, total debt outstanding was $479.5 million, with a weighted average term of 3.4 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 3.4% (excluding the impact of deferred fee amortization). 80% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDAre ratio was 5.1x. After giving consideration to the remaining shares in the forward sales agreement, the Company's net debt to annualized adjusted EBITDAre ratio was 4.1x. Additionally, the ending cash balance was $6.6 million, and the Company had $304.0 million available on its revolving line of credit. Including unsettled forward equity, total liquidity at quarter end was $401.8 million. During the first quarter, the Company issued 146,745 shares of common stock at a weighted average price, net of transaction costs, of $19.96 per share in connection with the ATM program for net proceeds of approximately $2.9 million. On March 30, 2023, the Company settled 2,612,736 shares of common stock, receiving net proceeds from the offering of $50.0 million. As of March 31, 2023, 4,763,320 shares remained unsettled under the August 2022 forward sale agreements. The Company will have until August 3, 2023 to settle the forward sale agreements. DIVIDEND On April 25, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the second quarter of 2023, which will be paid on June 15, 2023 to shareholders of record on June 1, 2023. 2023 OUTLOOK The Company is maintaining its full year 2023 AFFO per share guidance of $1.17 to $1.23 per share. The Company expects net investment activity, including acquisitions, developments where rent commenced, and mortgage loans receivable, net of dispositions, to be at least $400.0 million in 2023. Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant. EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Thursday, April 27, 2023 at 11:00 AM ET. During the conference call the Company’s officers will review first quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-844-826-3035 for domestic callers or 1-412-317-5195 for international callers. A dial-in replay will be available starting shortly after the call until May 4, 2023, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 10177948.

Earnings Release 6 SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825 (1) Non-GAAP financial measure. See "Non-GAAP Financial Measures". (2) All per share amounts herein include weighted average common shares of 58,155,738, weighted average operating partnership units of 511,402, weighted average unvested restricted stock units of 175,859, and weighted average unsettled shares under open forward equity contracts of 40,387 for the three-months ended March 31, 2023. (3) Annualized base rent, or ABR, is annualized contractual base rent in place as of the most recent quarter end for all leases that commenced as of that date, and annualized cash interest on mortgage loans receivable in place as of that date. (4) Weighted by ABR, excluding lease extension options and investments associated with mortgage loans receivable. (5) Tenants, or tenants that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (6) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x. (7) Cash yield is the annualized base rent contractually due from acquired properties, completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, or gross proceeds in the case of dispositions.

Earnings Release 7 NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and macroeconomic conditions, including inflation, rising interest rates and instability in the banking system. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, dollars in thousands, except per share data and square feet)

	Three Months Ended				
Financial Results	**March 31, 2023**	**December 31, 2022**	**September 30, 2022**	**June 30, 2022**	**March 31, 2022**
Net income	$ 1,481	$ 2,811	$ 1,419	$ 2,010	$ 1,966
Net income per common share outstanding - diluted	$ 0.03	$ 0.05	$ 0.03	$ 0.04	$ 0.04
Funds from Operations (FFO)	$ 16,684	$ 14,621	$ 14,517	$ 12,864	$ 12,667
FFO per common share outstanding - diluted	$ 0.28	$ 0.26	$ 0.28	$ 0.26	$ 0.28
Core Funds from Operations (Core FFO)	$ 16,685	$ 15,379	$ 14,517	$ 12,828	$ 12,667
Core FFO per common share outstanding - diluted	$ 0.28	$ 0.28	$ 0.28	$ 0.26	$ 0.28
Adjusted Funds from Operations (AFFO)	$ 17,419	$ 16,251	$ 15,386	$ 13,738	$ 13,135
AFFO per common share outstanding - diluted	$ 0.30	$ 0.29	$ 0.30	$ 0.28	$ 0.29
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Weighted average common shares outstanding - diluted	58,883,386	55,715,025	51,384,758	48,951,833	45,600,810
Portfolio Metrics					
Number of investments[(1)]	488	430	409	384	362
Square feet	8,769,431	8,644,376	8,164,727	7,593,433	7,163,520
Occupancy[(2)]	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)[(3)]	9.4	9.5	9.6	9.5	9.6
Investment grade (rated) - % of ABR[(4)]	67.1 %	64.4 %	66.3 %	66.0 %	65.7 %
Investment grade profile (unrated) - % of ABR[(5)]	14.9 %	15.8 %	12.6 %	15.5 %	15.5 %
Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR	82.0 %	80.2 %	78.9 %	81.6 %	81.2 %

Forward Equity	
Shares Sold - August 2022	10,350,000
Shares Settled through March 31, 2023	(5,586,680)
Shares Remaining	4,763,320
Net Settlement Price as of 03/31/2023	$ 19.14
Remaining Equity Value[(6)]	$ 91,170

(1) 52 properties that secure mortgage loans receivable are denoted as individual investments.
(2) Excludes 52 investments that secure mortgage loans receivable.
(3) Weighted by ABR; excludes lease extension options and 52 investments that secure mortgage loans receivable.
(4) Investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(5) Investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.
(6) Reflects 4.8 million of unsettled shares from the August 2022 forward equity offering, at the March 31, 2023 available net settlement price of $19.14.

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Consolidated Statement of Operations and Comprehensive Income (Loss) (unaudited, dollars in thousands, except per share data) 9 Three Months Ended March 31, 2023 2022 REVENUES Rental revenue (including reimbursable) $ 28,474 $ 20,921 Interest income on loans receivable 978 411 Total revenues 29,452 21,332 OPERATING EXPENSES Property 3,936 2,932 General and administrative 4,909 4,190 Depreciation and amortization 14,949 10,980 Transaction costs(1) 109 165 Total operating expenses 23,903 18,267 OTHER INCOME (EXPENSE) Interest expense, net (3,944) (1,169) Gain (loss) on sales of real estate, net (319) 161 Other income 152 — Total other expense, net (4,111) (1,008) Net income before income taxes 1,438 2,057 Income tax benefit (expense) 43 (91) Net income 1,481 1,966 Net income attributable to noncontrolling interests 9 24 Net income attributable to common stockholders $ 1,472 $ 1,942 Amounts available to common stockholders per common share: Basic $ 0.03 $ 0.04 Diluted $ 0.03 $ 0.04 Weighted average common shares: Basic 58,155,738 44,415,807 Diluted 58,883,386 45,600,810 OTHER COMPREHENSIVE INCOME (LOSS) Net income $ 1,481 $ 1,966 Change in value on derivatives, net (5,979) 6,211 Total comprehensive income (loss) (4,498) 8,177 Comprehensive income (loss) attributable to noncontrolling interests (40) 100 Comprehensive income (loss) attributable to common stockholders $ (4,458) $ 8,077 (1) Represents the costs associated with abandoned acquisitions and other acquisition related expenses.

Funds From Operations and Adjusted Funds From Operations (unaudited, dollars in thousands, except per share data) 10 Three Months Ended March 31, 2023 2022 GAAP Reconciliation: Net income $ 1,481 $ 1,966 Depreciation and amortization of real estate 14,884 10,862 Loss (gain) on sales of real estate, net 319 (161) Funds from Operations (FFO) $ 16,684 $ 12,667 Non-recurring severance and related charges 13 — Other non-recurring expenses (income) (12) — Core Funds from Operations (Core FFO) $ 16,685 $ 12,667 Straight-line rent adjustments (311) (526) Amortization of deferred financing costs 308 157 Amortization of above/below-market assumed debt 29 — Amortization of loan origination costs 28 13 Amortization of lease-related intangibles (213) (165) Capitalized interest expense (134) (56) Non-cash compensation expense 1,027 1,045 Adjusted Funds from Operations (AFFO) $ 17,419 $ 13,135 FFO per common share outstanding - diluted $ 0.28 $ 0.28 Core FFO per common share outstanding - diluted $ 0.28 $ 0.28 AFFO per common share outstanding - diluted $ 0.30 $ 0.29 Dividends per share $ 0.20 $ 0.20 Dividends per share as a percent of AFFO 67% 69 % Weighted average common shares outstanding, basic 58,155,738 44,415,807 Operating partnership units outstanding 511,402 550,673 Unvested restricted stock units 175,859 294,272 Unsettled shares under open forward equity contracts 40,387 340,058 Weighted average common shares outstanding, diluted 58,883,386 45,600,810

EBITDAre and Adjusted EBITDAre (unaudited, dollars in thousands) 11 (1) The adjustment removes base rent and interest income for new investments completed during the period shown and replaces the removed amount with an estimated equivalent amount for the for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown. Three Months Ended March 31, 2023 2022 GAAP Reconciliation: Net income $ 1,481 $ 1,966 Depreciation and amortization of real estate 14,884 10,862 Amortization of lease-related intangibles (213) (165) Non-real estate depreciation and amortization 65 117 Interest expense, net 3,944 1,169 Income tax (benefit) expense (43) 91 Amortization of loan origination costs 28 13 EBITDA 20,146 14,053 Loss (gain) on sales of real estate, net 319 (161) EBITDAre 20,465 13,892 Straight-line rent adjustments (311) (526) Non-recurring severance and related charges 13 — Other non-recurring expenses (income) (12) — Non-cash compensation expense 1,027 1,045 Adjusted EBITDAre $ 21,182 $ 14,411 Adjusted EBITDAre $ 21,182 Adjustments for intraquarter investment activities(1) 1,862 Annualized Adjusted EBITDAre $ 92,176 472,876 Net debt / Annualized Adjusted EBITDAre 5.1x 0.00513 Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre 4.1x

NOI and Cash NOI[1]

(unaudited, dollars in thousands)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
GAAP Reconciliation:		
Net income	$ 1,481	$ 1,966
General and administrative	4,909	4,190
Depreciation and amortization	14,949	10,980
Transaction costs	109	165
Interest expense, net	3,944	1,169
Loss (gain) on sales of real estate, net	319	(161)
Income tax (benefit) expense	(43)	91
Interest income on mortgage loans receivable	(978)	(411)
Other income	(152)	—
NOI	24,538	17,989
Straight-line rent adjustments	(311)	(526)
Amortization of lease-related intangibles	(213)	(165)
Cash NOI	$ 24,014	$ 17,298
Adjustments for intraquarter acquisitions and development[2]	1,107	
Normalized Cash NOI	$ 25,121	

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Property Operating Expense Coverage		
Property operating expense reimbursement	$ 3,541	$ 2,634
Property operating expenses	(3,936)	(2,932)
Property operating expenses, net	$ (396)	$ (299)

(1) Interest income from mortgage loans receivable is excluded from the NOI, Cash NOI and Normalized Cash NOI amounts.
(2) The adjustment removes recognized base rent from acquisitions and developments that were completed during the period shown, and replaces the removed amount with an estimated equivalent ABR amount for the full period. The adjustment also removes base rent for properties disposed of during the period shown.

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Consolidated Balance Sheets (unaudited, dollars in thousands, except per share data) 13 March 31, 2023 December 31, 2022 ASSETS Real estate, at cost: Land $ 417,704 $ 401,146 Buildings and improvements 966,743 907,084 Total real estate, at cost 1,384,447 1,308,230 Less accumulated depreciation (72,682) (62,526) Property under development 6,501 16,796 Real estate held for investment, net 1,318,266 1,262,500 Assets held for sale 5,798 23,208 Mortgage loans receivable, net 92,267 46,378 Cash, cash equivalents and restricted cash 6,596 70,543 Lease intangible assets, net 154,213 151,006 Other assets, net 50,242 52,057 Total assets $ 1,627,382 $ 1,605,692 LIABILITIES AND EQUITY Liabilities: Term loans, net $ 373,415 $ 373,296 Revolving credit facility 96,000 113,000 Mortgage note payable, net 7,901 7,896 Lease intangible liabilities, net 29,348 30,131 Liabilities related to assets held for sale 34 406 Accounts payable, accrued expenses and other liabilities 25,062 22,540 Total liabilities 531,760 547,269 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 60,862,466 and 58,031,879 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively 609 580 Additional paid-in capital 1,145,160 1,091,514 Distributions in excess of retained earnings (77,237) (66,937) Accumulated other comprehensive income 17,743 23,673 Total stockholders’ equity 1,086,275 1,048,830 Noncontrolling interests 9,347 9,593 Total equity 1,095,622 1,058,423 Total liabilities and equity $ 1,627,382 $ 1,605,692

Debt, Capitalization, and Financial Ratios

(unaudited, dollars in thousands)

As of March 31, 2023

Debt Summary	Maturity Date		Principal Balance	Interest Rate[1]	Rate Type	Weighted Average Years to Maturity
Unsecured revolver[2][3]	August 11, 2026	$	96,000	5.94%	Floating	3.4 years
Unsecured term loan[4]	December 23, 2024		175,000	1.37%	Fixed	1.7 years
Unsecured term loan[5]	February 11, 2028		200,000	3.88%	Fixed	4.9 years
Mortgage Note[6]	November 1, 2027		8,472	4.53%	Fixed	4.6 years
Principal amount of total debt		$	479,472	3.39%		

Net Debt		Balance
Principal amount of total debt	$	479,472
Less: Cash, cash equivalents and restricted cash		(6,596)
Net debt		472,876
Value of outstanding forward equity[7]		(91,166)
Net debt adjusted for outstanding forward equity	$	381,710
Net debt / Annualized Adjusted EBITDAre		5.1x
Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre		4.1x

Fixed vs. Floating Rate Debt



Floating, 20.0%
3.39%
Wgt. Avg. Rate
Fixed, 80.0%

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	29.2%
Fixed charge coverage ratio	≥ 1.50x	6.30x
Maximum secured indebtedness	≤ 40.0%	0.50%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	30.8%
Unencumbered interest coverage ratio	≥ 1.75x	7.43x

Liquidity		Balance
Unused unsecured revolver capacity	$	304,000
Cash, cash equivalents and restricted cash		6,596
Cash value of outstanding forward equity[7]		91,166
Total Liquidity	$	401,762

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[8]	60,862,466	$	1,112,566	99.2 %
OP units[8]	507,773		9,282	0.8 %
Total	61,370,239	$	1,121,848	100.0 %

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	479,472	29.9 %
Equity market capitalization[8]		1,121,848	70.1 %
Total enterprise value	$	1,601,320	100.0 %

(1) Interest rate for floating rate debt, if applicable, reflects the all-in borrowing rate on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Facility fees are charged at an annual rate of 0.15% of the total facility size of $400 million.
(3) The revolver has a one-year extension option.
(4) Interest rate consists of the fixed rate SOFR swap of 0.12%, plus a credit spread adjustment of 0.10% and a borrowing spread of 1.15%. The swap terminates on December 23, 2024.
(5) Interest rate consists of the fixed rate SOFR swap of 2.63%, plus a credit spread adjustment of 0.10% and a borrowing spread of 1.15%. The swap terminates on February 11, 2028.
(6) The mortgage note was assumed as part of an asset acquisition during the third quarter of 2022.
(7) Reflects 4.8 million of unsettled shares from the August 2022 forward equity offering, at the March 31, 2023 available net settlement price of $19.14.
(8) Value is based on the March 31, 2023 closing share price of $18.28 per share.

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Investment Activity
(unaudited, dollars in thousands)

	Three Months Ended				
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Investments[1]					
Number of Investments	71	24	26	27	37
Gross Investment	$ 128,615	$ 104,069	$ 131,301	$ 133,065	$ 137,987
Cash Yield[2]	7.7 %	6.9 %	6.6 %	6.6 %	6.3 %
Dispositions:					
Number of Occupied Properties	8	3	1	1	1
Number of Vacant Properties	—	—	—	1	—
Net Book Value[3]	$ 15,782	$ 9,690	$ 1,517	$ 8,027	$ 2,096
Gross Proceeds[4]	$ 15,907	$ 12,294	$ 1,685	$ 10,328	$ 2,364
Cash Yield (on leased properties)[5]	6.8 %	6.7 %	5.5 %	6.0 %	5.5 %

Developments

Industry	Location	Lease Term	Amount Funded to Date[6]	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$ 2,909	Commenced 1Q'22
Home Improvement	Sioux Falls, SD	12 Years	$ 5,123	Commenced 1Q'22
Dollar Stores	Woodland, AL	10 Years	$ 1,587	Commenced 2Q'22
Arts & Craft	Fond Du Lac, WI	10 Years	$ 3,625	Commenced 2Q'22
Discount Retail	Yuma, AZ	10 Years	$ 4,543	Commenced 2Q'22
Discount Retail	Sheboygan, WI	10 Years	$ 4,171	Commenced 4Q'22
Arts & Craft	D'Iberville, MS	15 Years	$ 7,405	Commenced 1Q'23
Arts & Craft	Winder, GA	15 Years	$ 7,422	Commenced 1Q'23
Arts & Craft	Sheboygan, WI	10 Years	$ 4,088	2Q'2023
Home Improvement	Bossier City, LA	12 years	$ 2,388	3Q'2023
Discount Retail	Alpena, MI	10 Years	$ 2,991	4Q'2023
TBD	Sumter, SC	TBD	$ 1,123	TBD

(1) Includes acquisitions, mortgage loans receivable and completed developments.
(2) ABR divided by the Gross Investment.
(3) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(4) Excludes transaction costs.
(5) ABR divided by Gross Proceeds.
(6) Represents capitalized acquisition and development costs, including capitalized interest.

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Portfolio Information

(unaudited, dollars in thousands)

Portfolio Metrics	March 31, 2023
Number of Investments(1)	488
Number of states	45
Square feet	8,769,431
Tenants	83
Industries	25
Occupancy(2)	100.0%
Weighted average lease term remaining (years)(3)	9.4

Tenant Quality	Number of Investments		ABR	% of ABR
Investment grade (rated)(4)	368	$	73,103	67.1%
Investment grade profile (unrated)(5)	42		16,225	14.9%
Sub-investment grade (rated)(6)	23		9,495	8.7%
Sub-investment grade profile (unrated)	55		10,104	9.3%
Total	488	$	108,927	100.0%


Tenant Quality
Investment Grade 67.1%
82.0% of ABR
Inv. Grade
Inv. Grade Profile
Investment Grade Profile 14.9%
Sub-Investment Grade 8.7%
Sub-Investment Grade Profile 9.3%


Defensive Category
Discount 17.1%
87.0% of ABR
Necessity
Discount
Service
Necessity 54.1%
Service 15.9%
Other 13.0%

(1) 52 properties that secure mortgage loans receivable are denoted as individual investments.
(2) Excludes 52 investments that secure mortgage loans receivable.
(3) Weighted by ABR; excludes lease extension options and 52 investments that secure mortgage loans receivable.
(4) Investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(5) Investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.
(6) Investments, or investments that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P/Fitch), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower.

NETSTREIT
16

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants	Number of Investments		ABR	% of ABR	Credit rating[1]
CVS Health	32	$	9,971	9.2%	BBB
Walgreens	28	$	8,646	7.9%	BBB
Dollar General	64	$	6,316	5.8%	BBB
Hobby Lobby	13	$	5,234	4.8%	IG Profile
7-Eleven	20	$	4,611	4.2%	A
The Home Depot	3	$	4,363	4.0%	A
Speedway	49	$	4,288	3.9%	A
Advance Auto Parts	40	$	3,900	3.6%	Baa2
Dollar Tree / Family Dollar	37	$	3,895	3.6%	BBB
Walmart	6	$	3,770	3.5%	AA
Lowe's	4	$	3,578	3.3%	BBB+
Ahold Delhaize	6	$	3,532	3.2%	BBB+
Best Buy	6	$	3,211	2.9%	A3
Big Lots!	11	$	2,864	2.6%	SIG (unrated)
Festival	2	$	2,719	2.5%	IG Profile
Floor & Decor	2	$	2,615	2.4%	BB
Ollie's	10	$	2,435	2.2%	IG Profile
Winn-Dixie	4	$	2,356	2.2%	Ba3
Dick's Sporting Goods	1	$	1,636	1.5%	BBB
Tractor Supply Co	7	$	1,596	1.5%	Baa1
Total	345	$	81,536	74.9%	

(1) If rated by a credit rating agency, reflects highest rating from S&P, Fitch, Moody's or National Association of Insurance Commissioners.

NETSTREIT

17

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

State	Number of Investments		ABR	% of ABR
Illinois	23	$	8,663	8.0%
Texas	35		8,028	7.4%
North Carolina	63		6,871	6.3%
Wisconsin	19		6,475	5.9%
Georgia	28		5,949	5.5%
Virginia	9		5,674	5.2%
Ohio	33		5,661	5.2%
Pennsylvania	23		5,106	4.7%
New York	17		5,067	4.7%
Indiana	20		4,817	4.4%
Other	218		46,616	42.8%
Total	488	$	108,927	100.0%



WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
RI
NJ
MD
DE
AK
HI
≥10% ABR
≥5% and <10% ABR
≥3% and <5% ABR
≥1% and <3% ABR
<1% ABR
0% ABR

NETSTREIT

18

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry	Defensive Category	Number of Investments		ABR	% of ABR
Drug Stores & Pharmacies	Necessity	60	$	18,617	17.1%
Grocery	Necessity	24		13,292	12.2%
Home Improvement	Necessity	26		12,935	11.9%
Dollar Stores	Discount	101		10,211	9.4%
Convenience Stores	Service	73		9,641	8.9%
Discount Retail	Discount	32		8,383	7.7%
Auto Parts	Necessity	61		5,526	5.1%
Arts & Crafts	Other	13		5,234	4.8%
General Retail	Necessity	6		3,708	3.4%
Quick Service Restaurants	Service	24		3,492	3.2%
Consumer Electronics	Other	6		3,211	2.9%
Healthcare	Necessity	12		2,363	2.2%
Sporting Goods	Other	2		2,272	2.1%
Specialty	Other	2		1,719	1.6%
Automotive Service	Service	16		1,713	1.6%
Farm Supplies	Necessity	7		1,596	1.5%
Health and Fitness	Service	1		985	0.9%
Furniture Stores	Other	2		885	0.8%
Casual Dining	Service	5		767	0.7%
Equipment Rental and Leasing	Service	5		679	0.6%
Apparel	Other	4		481	0.4%
Banking	Necessity	3		467	0.4%
Wholesale Warehouse Club	Necessity	1		417	0.4%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.2%
Home Furnishings	Other	1		134	0.1%
Total		488	$	108,927	100.0%

Defensive Category	Number of Investments		ABR	% of ABR
Necessity	200		58,921	54.1%
Discount	133		18,594	17.1%
Service	124		17,278	15.9%
Other	31		14,135	13.0%
Total	488	$	108,927	100.0%

NETSTREIT

19

Lease Expiration Schedule[1]

(unaudited, dollars in thousands)

Year of Expiration	Number of Investments Expiring		ABR Expiring	ABR Expiring as a % of Total Portfolio
2023	—	$	—	0.0%
2024	2		293	0.3%
2025	10		2,826	2.8%
2026	15		3,054	3.0%
2027	20		4,917	4.8%
2028	36		7,590	7.5%
2029	52		8,861	8.7%
2030	41		9,870	9.7%
2031	69		12,983	12.7%
2032	33		9,018	8.9%
2033	32		6,456	6.3%
2034	25		9,187	9.0%
2035	21		7,856	7.7%
2036	26		5,717	5.6%
2037	27		6,670	6.6%
2038	3		1,173	1.2%
2039	7		1,110	1.1%
2040	2		425	0.4%
2041	4		1,246	1.2%
2042	1		985	1.0%
2043	2		558	0.5%
2044	8		1,035	1.0%
TOTAL	**436**	**$**	**101,830**	**100.0%**

(1) Excludes 52 investments that secure mortgage loans receivable.

NETSTREIT

20

FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP). Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core FFO means core funds from operations. Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These have included non-recurring severance and related charges and gains on insurance proceeds. AFFO means adjusted funds from operations. AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of lease-related intangibles, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing, amortization of above/below-market assumed debt, and amortization of loan origination costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO. Non-GAAP Measures and Definitions 21

Non-GAAP Measures and Definitions (cont’d) EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest expense, income tax expense and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from sales of depreciable property and impairment charges on depreciable real property. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring severance and related charges, and gain on insurance proceeds. Annualized Adjusted EBITDAre is Adjusted EBITDAre, plus adjustments for intraquarter investment activity, multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. We compute NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expenses (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) from the sales of depreciable property, real estate impairment losses, and other income (or expense). Cash NOI is computed by us as NOI excluding straight-line rent and amortization of lease-related intangibles. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Normalized Cash NOI is computed by us as Cash NOI adjusted to remove recognized base rent from acquisitions and development that were completed during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove base rent for properties disposed of during the period shown. 22

Non-GAAP Measures and Definitions (cont’d) 23 Other Definitions ABR means annualized base rent. ABR is annualized contractual base rent in place as of the most recent quarter end for all leases that commenced as of that date, and annualized cash interest on mortgage loans receivable in place as of that date. Cash Yield is the annualized base rent contractually due from acquired properties, completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, or gross proceeds in the case of dispositions. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Mortgage loans receivable and properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 24 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and macroeconomic conditions, including inflation, rising interest rates and instability in the banking system. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.